Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

Third Coast Bancshares, Inc. Reports

2024 Fourth Quarter and Full Year Financial Results

Year Over Year Book Value grew 12.8% and Tangible Book Value(1) grew 13.6%

HOUSTON – January 22, 2025 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank, today reported its 2024 fourth quarter and full year financial results.

2024 Fourth Quarter Financial Highlights

•
Net income totaled $13.7 million, or $0.92 and $0.79 per basic and diluted share, respectively, compared to $12.8 million, or $0.85 and $0.74 per basic and diluted share, respectively, for the third quarter of 2024.
•
Net interest income totaled $43.4 million, representing an increase of 7.6% from $40.4 million in the third quarter of 2024.
•
Return on average assets of 1.13% annualized for the quarter compared to 1.14% annualized for the third quarter of 2024 and 0.90% annualized for the fourth quarter of 2023.
•
Efficiency Ratio improved to 58.80% for the fourth quarter of 2024 from 59.57% for the third quarter of 2024.
•
Gross loans grew $76.6 million to $3.97 billion, 2.0% more than the $3.89 billion reported as of September 30, 2024.
•
Book value per share and tangible book value per share(1) increased to $28.65 and $27.29, respectively, compared to $28.13 and $26.75, respectively, as of September 30, 2024.

2024 Full Year Financial and Operational Highlights

•
Net income totaled $47.7 million, or $3.14 and $2.78 per basic and diluted share, respectively, for the year ended December 31, 2024, compared to $33.4 million, or $2.11 and $1.98 per basic and diluted share, respectively, for the year ended December 31, 2023.
•
Total assets increased $546.4 million to $4.94 billion as of December 31, 2024, or 12.4% over the $4.40 billion reported as of December 31, 2023.
•
Gross loans grew $327.6 million to $3.97 billion as of December 31, 2024, 9.0% more than the $3.64 billion reported as of December 31, 2023.

____________________________

(1) Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this news release for a reconciliation of these non-GAAP financial measures.

•
Deposits increased $507.4 million to $4.31 billion as of December 31, 2024, or 13.3% over the $3.80 billion reported as of December 31, 2023.
•
Opened three de novo branches in Austin, The Woodlands, and Houston, Texas.

Bart Caraway, Founder, Chairman, President & Chief Executive Officer of Third Coast, said, “I take tremendous pride in our remarkable team. Third Coast has exceptionally talented and dedicated bankers who consistently achieve outstanding results. For example, our fourth quarter net interest income was $43.4 million, reflecting robust growth over the past 14 quarters. This impressive milestone is just one of the noteworthy metrics that reflect our core values and underscore our commitment to operational efficiency and profitability. We delivered many other positive metrics that highlight not only our strategic initiatives, but also the unwavering loyalty and tireless work of our entire team.

“Looking ahead, we are excited about the potential to further strengthen our position and continue producing outstanding results. Third Coast remains focused on sustaining this momentum by innovating and adapting to evolving market conditions. We continue to explore new opportunities that align with our growth objectives while staying true to our mission of delivering exceptional value to our stakeholders,” Mr. Caraway concluded.

Operating Results

Net Income and Earnings Per Share

Net income totaled $13.7 million for the fourth quarter of 2024, compared to $12.8 million for the third quarter of 2024 and $9.7 million for the fourth quarter of 2023. Net income available to common shareholders totaled $12.5 million for the fourth quarter of 2024, compared to $11.6 million for the third quarter of 2024 and $8.5 million for the fourth quarter of 2023. The quarter-over-quarter increase was primarily due to an increase in net interest income, resulting from loan growth and additional investments in federal funds sold and interest-bearing deposits with correspondent banks, offset by a slightly higher provision for credit loss and an increase in salary and employee benefit expenses during the fourth quarter of 2024. Dividends on our Series A Convertible Non-Cumulative Preferred Stock (“Series A Preferred Stock”) totaled $1.2 million for each of the quarters ended December 31, 2024 and September 30, 2024.

Basic and diluted earnings per share were $0.92 per share and $0.79 per share, respectively, in the fourth quarter of 2024, compared to $0.85 per share and $0.74 per share, respectively, in the third quarter of 2024 and $0.62 per share and $0.57 per share, respectively, in the fourth quarter of 2023.

Net Interest Margin and Net Interest Income

The net interest margin for the fourth quarter of 2024 was 3.71%, compared to 3.73% for the third quarter of 2024 and 3.61% for the fourth quarter of 2023. The yield on loans for the fourth quarter of 2024 was 7.68%, compared to 7.90% for the third quarter of 2024 and 7.75% for the fourth quarter of 2023. The cost of interest-bearing deposits for the fourth quarter of 2024 was 4.33%, compared to 4.75% for the third quarter of 2024 and 4.67% for the fourth quarter of 2023.

Net interest income totaled $43.4 million for the fourth quarter of 2024, an increase of 7.6% from $40.4 million for the third quarter of 2024 and an increase of 16.4% from $37.3 million for the fourth quarter of 2023. Interest income totaled $85.5 million for the fourth quarter of 2024, an increase of 3.4% from $82.7 million for the third quarter of 2024 and an increase of 11.0% from $77.1 million for the fourth quarter of 2023. The quarter-over-quarter increase in interest income was primarily due to the increase in interest income from federal funds sold and deposits in interest-bearing correspondent banks which increased $1.9 million, or 68.4%, compared to the third quarter of 2024. Interest expense in the fourth quarter of 2024 remained consistent with the third quarter of 2024 at $42.1 million and $42.3 million, respectively, and increased from $39.7 million for the fourth quarter of 2023.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.9 million for the fourth quarter of 2024, compared to $2.5 million for the third quarter of 2024 and $2.2 million for the fourth quarter of 2023. The sequential increase in noninterest income was primarily due to gains recorded on the sale of investment securities of $196,000 in the fourth quarter of 2024, compared to losses recorded on the sale of investment securities of $480,000 in the previous quarter, offset by a decrease in syndication fees during the fourth quarter of 2024.

Noninterest expense increased to $27.2 million for the fourth quarter of 2024, compared to $25.6 million for the third quarter of 2024 and $26.4 million for the fourth quarter of 2023. The quarter-over-quarter increase in noninterest expense was primarily due to increased salary expense resulting from new hires, increased bonus expense and a reduction in salary expense deferral related to loan fundings during the fourth quarter of 2024.

The efficiency ratio improved to 58.80% for the fourth quarter of 2024, compared to 59.57% for the third quarter of 2024 and 66.89% for the fourth quarter of 2023.

Balance Sheet Highlights

Loan Portfolio and Composition

For the quarter ended December 31, 2024, gross loans increased to $3.97 billion, an increase of $76.6 million, or 2.0%, from $3.89 billion as of September 30, 2024, and an increase of $327.6 million, or 9.0%, from $3.64 billion as of December 31, 2023. Real estate and municipal loans accounted for the majority of the loan growth for the fourth quarter of 2024, with real estate loans increasing $56.9 million and municipal loans increasing $21.7 million from the third quarter of 2024.

Asset Quality

Nonperforming loans at December 31, 2024 were $27.9 million, compared to $24.0 million at September 30, 2024 and $17.3 million at December 31, 2023. As of December 31, 2024, the nonperforming loans to total loans ratio was 0.70%, compared to 0.62% as of September 30, 2024 and 0.48% as of December 31, 2023. The increase from September 30, 2024 was due primarily to $6.7 million in loans placed on nonaccrual during the quarter, partially offset by $1.7 million in paydowns, $1.1 million in loans returned to accrual status, and a $690,000 loan charged-off. Of the loans placed on nonaccrual during the quarter, one commercial loan relationship represented $5.4 million of the downgrades and has a loan-to-value ratio of 35%. We do not anticipate losses on these recent downgrades to nonaccrual.

The provision for credit loss recorded for the fourth quarter of 2024 was $1.2 million, and the allowance for credit losses of $40.3 million represented 1.02% of the $3.97 billion in gross loans outstanding as of December 31, 2024.

The Company recorded net charge-offs of $879,000 and $1.5 million for the fourth quarter of 2024 and 2023, respectively. On a full year basis, net charge-offs were $3.4 million and $1.2 million in 2024 and 2023, respectively.

Deposits and Composition

Deposits totaled $4.31 billion as of December 31, 2024, an increase of 7.9% from $3.99 billion as of September 30, 2024, and an increase of 13.3% from $3.80 billion as of December 31, 2023. Noninterest-bearing demand deposits increased from $489.8 million as of September 30, 2024, to $602.1 million as of December 31, 2024 and represented 14.0% of total deposits as of December 31, 2024, compared to 12.3% of total deposits as of September 30, 2024. As of December 31, 2024, interest-bearing demand deposits increased $296.7 million, or 10.6%, time deposits decreased $89.7 million, or 13.4%, and savings accounts decreased $3.2 million, or 10.3%, respectively, from September 30, 2024.

The average cost of deposits was 3.83% for the fourth quarter of 2024, representing a 35-basis point decrease from the third quarter of 2024 and a 24-basis point decrease from the fourth quarter of 2023. The decreases were due to noninterest-bearing demand deposit growth and the reduction in rates paid on interest-bearing demand deposits.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss its 2024 fourth quarter and fiscal year results, which will be broadcast live over the Internet, on Thursday, January 23, 2025, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.thirdcoast.bank/events-and-presentations/events/. For those who cannot listen to the live call, a replay will be available through January 28, 2025, and may be accessed by dialing 201-612-7415 and using passcode 13750591#. Also, an archive of the webcast will be available shortly after the call at https://ir.thirdcoast.bank/events-and-presentations/events/ for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through 19 branches encompassing the four largest metropolitan areas in Texas. Please visit https://www.thirdcoast.bank for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; our ability to pay dividends on our Series A Preferred Stock; credit risk associated with our business; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2024				2023
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31

ASSETS
Cash and cash equivalents:
Cash and due from banks	$371,157	$258,191	$241,809	$367,831	$296,926
Federal funds sold	50,045	12,265	12,088	130,429	114,919
Total cash and cash equivalents	421,202	270,456	253,897	498,260	411,845

Interest bearing time deposits in other banks	356	353	350	-	-
Investment securities available-for-sale	384,025	292,104	286,167	246,291	178,087
Loans held for investment	3,966,425	3,889,831	3,758,159	3,746,178	3,638,788
Less: allowance for credit losses	(40,304)	(39,683)	(38,211)	(38,140)	(37,022)
Loans, net	3,926,121	3,850,148	3,719,948	3,708,038	3,601,766
Accrued interest receivable	25,820	26,111	27,518	25,769	23,120
Premises and equipment, net	26,230	26,696	27,626	26,844	28,554
Bank-owned life insurance	68,341	67,679	67,030	66,443	65,861
Non-marketable securities, at cost	15,980	24,328	16,147	16,095	16,041
Deferred tax asset, net	11,445	8,654	8,972	8,712	9,227
Derivative assets	6,479	5,786	7,799	11,015	8,828
Right-of-use assets - operating leases	19,863	20,397	20,944	20,729	21,439
Goodwill and other intangible assets	18,841	18,882	18,922	18,963	19,003
Other assets	17,743	16,176	18,799	13,244	12,303
Total assets	$4,942,446	$4,627,770	$4,474,119	$4,660,403	$4,396,074

LIABILITIES
Deposits:
Noninterest bearing	$602,082	$489,822	$464,498	$424,019	$459,553
Interest bearing	3,708,416	3,504,616	3,391,093	3,626,653	3,343,595
Total deposits	4,310,498	3,994,438	3,855,591	4,050,672	3,803,148

Accrued interest payable	6,281	7,283	5,668	3,927	4,794
Derivative liabilities	8,660	6,874	7,626	8,253	10,687
Lease liability - operating leases	20,900	21,412	21,919	21,647	22,280
Other liabilities	23,754	34,632	30,786	27,806	23,763
Line of credit - Senior Debt	30,875	31,875	36,875	43,875	38,875
Note payable - Subordinated Debentures, net	80,759	80,708	80,656	80,605	80,553
Total liabilities	4,481,727	4,177,222	4,039,121	4,236,785	3,984,100

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	69	69
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,848	13,746	13,744	13,731	13,683
Common stock - non-voting	-	-	-	-	-
Additional paid-in capital	321,696	320,871	320,496	320,077	319,613
Retained earnings	121,697	109,160	97,583	87,971	78,775
Accumulated other comprehensive income	4,508	7,801	4,205	2,869	933
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	460,719	450,548	434,998	423,618	411,974
Total liabilities and shareholders' equity	$4,942,446	$4,627,770	$4,474,119	$4,660,403	$4,396,074

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Years Ended
	2024				2023	2024	2023
(Dollars in thousands, except per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

INTEREST INCOME:
Loans, including fees	$76,017	$75,468	$73,103	$70,671	$70,325	$295,259	$248,911
Investment securities available-for-sale	4,939	4,532	4,491	3,093	2,746	17,055	8,313
Federal funds sold and other	4,580	2,719	3,631	5,112	3,996	16,042	9,320
Total interest income	85,536	82,719	81,225	78,876	77,067	328,356	266,544

INTEREST EXPENSE:
Deposit accounts	40,233	40,407	40,410	38,698	37,671	159,748	115,044
FHLB advances and other borrowings	1,865	1,929	1,957	2,099	2,065	7,850	11,975
Total interest expense	42,098	42,336	42,367	40,797	39,736	167,598	127,019

Net interest income	43,438	40,383	38,858	38,079	37,331	160,758	139,525

Provision for credit losses	1,156	1,085	1,900	1,560	1,100	5,701	6,320

Net interest income after credit loss expense	42,282	39,298	36,958	36,519	36,231	155,057	133,205

NONINTEREST INCOME:
Service charges and fees	1,772	2,143	1,515	1,505	850	6,935	3,233
Earnings on bank-owned life insurance	662	649	587	582	559	2,480	2,101
Gain (loss) on sale of investment securities available-for-sale	196	(480)	123	157	21	(4)	482
Gain on sale of SBA loans	-	-	-	30	326	30	440
Other	243	205	663	69	401	1,180	1,949
Total noninterest income	2,873	2,517	2,888	2,343	2,157	10,621	8,205

NONINTEREST EXPENSE:
Salaries and employee benefits	17,018	15,679	15,917	16,502	16,119	65,116	62,217
Occupancy and equipment expense	3,292	3,229	3,146	3,045	2,875	12,712	11,285
Legal and professional	1,587	1,037	1,621	1,385	2,305	5,630	7,783
Data processing and network expense	1,182	1,608	1,046	1,418	987	5,254	4,735
Regulatory assessments	1,196	1,249	1,005	980	942	4,430	2,598
Advertising and marketing	526	420	406	355	614	1,707	2,627
Software purchases and maintenance	766	854	828	817	839	3,265	2,375
Loan operations	189	227	262	226	134	904	673
Telephone and communications	144	166	141	134	125	585	510
Other	1,330	1,085	1,257	1,052	1,474	4,724	4,995
Total noninterest expense	27,230	25,554	25,629	25,914	26,414	104,327	99,798

NET INCOME BEFORE INCOME TAX EXPENSE	17,925	16,261	14,217	12,948	11,974	61,351	41,612

Income tax expense	4,192	3,486	3,421	2,581	2,285	13,680	8,211

NET INCOME	13,733	12,775	10,796	10,367	9,689	47,671	33,401

Preferred stock dividends declared	1,196	1,198	1,184	1,171	1,197	4,749	4,736

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,537	$11,577	$9,612	$9,196	$8,492	$42,922	$28,665

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.92	$0.85	$0.70	$0.68	$0.62	$3.14	$2.11
Diluted earnings per share	$0.79	$0.74	$0.63	$0.61	$0.57	$2.78	$1.98

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Years Ended
	2024				2023	2024	2023
(Dollars in thousands, except share and per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

Earnings per share, basic	$0.92	$0.85	$0.70	$0.68	$0.62	$3.14	$2.11
Earnings per share, diluted	$0.79	$0.74	$0.63	$0.61	$0.57	$2.78	$1.98
Dividends on common stock	$-	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$17.25	$17.25	$17.06	$16.88	$17.25	$68.44	$68.25

Return on average assets (A)	1.13%	1.14%	0.97%	0.95%	0.90%	1.05%	0.86%
Return on average common equity (A)	12.66%	12.12%	10.53%	10.44%	9.86%	11.48%	8.66%
Return on average tangible common equity (A) (B)	13.29%	12.76%	11.10%	11.03%	10.44%	12.09%	9.19%
Net interest margin (A) (C)	3.71%	3.73%	3.62%	3.60%	3.61%	3.67%	3.73%
Efficiency ratio (D)	58.80%	59.57%	61.39%	64.11%	66.89%	60.88%	67.55%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	7.98%	8.31%	8.24%	7.67%	7.86%	7.98%	7.86%
Tangible common equity to tangible assets (B)	7.63%	7.93%	7.85%	7.29%	7.46%	7.63%	7.46%
Common equity tier 1 (to risk weighted assets)	8.41%	8.38%	8.29%	7.97%	8.06%	8.41%	8.06%
Tier 1 capital (to risk weighted assets)	9.90%	9.93%	9.88%	9.54%	9.70%	9.90%	9.70%
Total capital (to risk weighted assets)	12.68%	12.80%	12.78%	12.41%	12.66%	12.68%	12.66%
Tier 1 capital (to average assets)	9.12%	9.53%	9.24%	9.15%	9.23%	9.12%	9.23%

Third Coast Bank:
Common equity tier 1 (to risk weighted assets)	12.35%	12.45%	12.52%	12.32%	12.52%	12.35%	12.52%
Tier 1 capital (to risk weighted assets)	12.35%	12.45%	12.52%	12.32%	12.52%	12.35%	12.52%
Total capital (to risk weighted assets)	13.29%	13.42%	13.49%	13.28%	13.49%	13.29%	13.49%
Tier 1 capital (to average assets)	11.37%	11.95%	11.71%	11.81%	11.91%	11.37%	11.91%

Other Data
Weighted average shares:
Basic	13,698,010	13,665,400	13,657,223	13,606,256	13,603,149	13,656,859	13,583,553
Diluted	17,394,884	17,184,991	17,018,680	16,936,003	16,890,381	17,133,845	16,877,891
Period end shares outstanding	13,769,780	13,667,591	13,665,505	13,652,888	13,604,665	13,769,780	13,604,665
Book value per share	$28.65	$28.13	$26.99	$26.18	$25.41	$28.65	$25.41
Tangible book value per share (B)	$27.29	$26.75	$25.60	$24.79	$24.02	$27.29	$24.02

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures at the end of this news release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Loans, gross	$3,937,405	$76,017	7.68%	$3,801,954	$75,468	7.90%	$3,600,980	$70,325	7.75%
Investment securities	342,474	4,939	5.74%	300,969	4,532	5.99%	203,376	2,746	5.36%
Federal funds sold and other interest-earning assets	379,836	4,580	4.80%	209,841	2,719	5.15%	299,165	3,996	5.30%
Total interest-earning assets	4,659,715	85,536	7.30%	4,312,764	82,719	7.63%	4,103,521	77,067	7.45%
Less allowance for loan losses	(39,855)			(38,425)			(38,274)
Total interest-earning assets, net of allowance	4,619,860			4,274,339			4,065,247
Noninterest-earning assets	195,143			195,681			194,659
Total assets	$4,815,003			$4,470,020			$4,259,906

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,692,533	$40,233	4.33%	$3,383,897	$40,407	4.75%	$3,202,462	$37,671	4.67%
Note payable and line of credit	109,294	1,708	6.22%	113,536	1,853	6.49%	118,816	2,065	6.90%
FHLB advances	11,900	157	5.25%	5,757	76	5.25%	—	—	—
Total interest-bearing liabilities	3,813,727	42,098	4.39%	3,503,190	42,336	4.81%	3,321,278	39,736	4.75%
Noninterest-bearing deposits	484,738			457,451			472,738
Other liabilities	56,369			63,255			57,918
Total liabilities	4,354,834			4,023,896			3,851,934
Shareholders’ equity	460,169			446,124			407,972
Total liabilities and shareholders’ equity	$4,815,003			$4,470,020			$4,259,906
Net interest income		$43,438			$40,383			$37,331
Net interest spread (1)			2.91%			2.82%			2.70%
Net interest margin (2)			3.71%			3.73%			3.61%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Years Ended
	December 31, 2024			December 31, 2023
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate

Assets
Interest-earnings assets:
Loans, gross	$3,786,776	$295,259	7.80%	$3,366,180	$248,911	7.39%
Investment securities	286,039	17,055	5.96%	197,286	8,313	4.21%
Federal funds sold and other interest-earning assets	312,590	16,042	5.13%	181,782	9,320	5.13%
Total interest-earning assets	4,385,405	328,356	7.49%	3,745,248	266,544	7.12%
Less allowance for loan losses	(38,500)			(36,750)
Total interest-earning assets, net of allowance	4,346,905			3,708,498
Noninterest-earning assets	194,775			188,514
Total assets	$4,541,680			$3,897,012

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,459,151	$159,748	4.62%	$2,785,605	$115,044	4.13%
Note payable and line of credit	116,222	7,617	6.55%	113,552	7,657	6.74%
FHLB advances and other	4,438	233	5.25%	79,546	4,318	5.43%
Total interest-bearing liabilities	3,579,811	167,598	4.68%	2,978,703	127,019	4.26%
Noninterest-bearing deposits	460,537			473,558
Other liabilities	61,148			47,527
Total liabilities	4,101,496			3,499,788
Shareholders’ equity	440,184			397,224
Total liabilities and shareholders’ equity	$4,541,680			$3,897,012
Net interest income		$160,758			$139,525
Net interest spread (1)			2.81%			2.86%
Net interest margin (2)			3.67%			3.73%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2024				2023
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$448,134	$470,222	$499,941	$510,266	$520,822
Non-farm non-residential non-owner occupied	652,119	611,617	612,268	598,311	586,626
Residential	336,736	339,558	349,461	345,890	342,589
Construction, development & other	871,373	825,302	756,646	725,176	693,553
Farmland	30,915	35,650	31,049	29,706	30,396
Commercial & industrial	1,497,408	1,499,302	1,361,401	1,350,289	1,263,077
Consumer	1,859	2,002	2,216	2,382	2,555
Municipal and other	127,881	106,178	145,177	184,158	199,170
Total loans	$3,966,425	$3,889,831	$3,758,159	$3,746,178	$3,638,788

Asset Quality:
Nonaccrual loans	$26,773	$23,522	$23,910	$18,130	$16,649
Loans > 90 days and still accruing	1,173	522	507	3,614	670
Total nonperforming loans	27,946	24,044	24,417	21,744	17,319
Other real estate owned	862	283	-	-	-
Total nonperforming assets	$28,808	$24,327	$24,417	$21,744	$17,319

QTD Net charge-offs (recoveries)	$879	$(57)	$1,829	$742	$1,505

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$10,433	$9,696	$10,051	$2,369	$1,211
Non-farm non-residential non-owner occupied	-	68	74	1,225	1,235
Residential	2,226	2,664	2,767	2,837	2,938
Construction, development & other	400	1	301	406	247
Commercial & industrial	13,714	11,093	10,717	11,293	11,018
Total nonaccrual loans	$26,773	$23,522	$23,910	$18,130	$16,649

Asset Quality Ratios:
Nonperforming assets to total assets	0.58%	0.53%	0.55%	0.47%	0.39%
Nonperforming loans to total loans	0.70%	0.62%	0.65%	0.58%	0.48%
Allowance for credit losses to total loans	1.02%	1.02%	1.02%	1.02%	1.02%
QTD Net charge-offs (recoveries) to average loans (annualized)	0.09%	(0.01%)	0.20%	0.08%	0.17%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios, or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Years Ended
	2024				2023	2024	2023
(Dollars in thousands, except share and per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

Tangible Common Equity:
Total shareholders' equity	$460,719	$450,548	$434,998	$423,618	$411,974	$460,719	$411,974
Less: Preferred stock including additional paid in capital	66,160	66,117	66,225	66,225	66,225	66,160	66,225
Total common equity	394,559	384,431	368,773	357,393	345,749	394,559	345,749
Less: Goodwill and core deposit intangibles, net	18,841	18,882	18,922	18,963	19,003	18,841	19,003
Tangible common equity	$375,718	$365,549	$349,851	$338,430	$326,746	$375,718	$326,746

Common shares outstanding at end of period	13,769,780	13,667,591	13,665,505	13,652,888	13,604,665	13,769,780	13,604,665

Book Value Per Share	$28.65	$28.13	$26.99	$26.18	$25.41	$28.65	$25.41
Tangible Book Value Per Share	$27.29	$26.75	$25.60	$24.79	$24.02	$27.29	$24.02

Tangible Assets:
Total assets	$4,942,446	$4,627,770	$4,474,119	$4,660,403	$4,396,074	$4,942,446	$4,396,074
Adjustments: Goodwill and core deposit intangibles, net	18,841	18,882	18,922	18,963	19,003	18,841	19,003
Tangible assets	$4,923,605	$4,608,888	$4,455,197	$4,641,440	$4,377,071	$4,923,605	$4,377,071

Total Common Equity to Total Assets	7.98%	8.31%	8.24%	7.67%	7.86%	7.98%	7.86%
Tangible Common Equity to Tangible Assets	7.63%	7.93%	7.85%	7.29%	7.46%	7.63%	7.46%

Average Tangible Common Equity:
Average shareholders' equity	$460,169	$446,124	$433,510	$420,646	$407,972	$440,184	$397,224
Less: Average preferred stock including additional paid in capital	66,121	66,223	66,225	66,225	66,225	66,198	66,225
Average common equity	394,048	379,901	367,285	354,421	341,747	373,986	330,999
Less: Average goodwill and core deposit intangibles, net	18,865	18,906	18,946	18,987	19,027	18,926	19,088
Average tangible common equity	$375,183	$360,995	$348,339	$335,434	$322,720	$355,060	$311,911

Net Income	$13,733	$12,775	$10,796	$10,367	$9,689	$47,671	$33,401
Less: Dividends declared on preferred stock	1,196	1,198	1,184	1,171	1,197	4,749	4,736
Net Income Available to Common Shareholders	$12,537	$11,577	$9,612	$9,196	$8,492	$42,922	$28,665

Return on Average Common Equity(A)	12.66%	12.12%	10.53%	10.44%	9.86%	11.48%	8.66%
Return on Average Tangible Common Equity(A)	13.29%	12.76%	11.10%	11.03%	10.44%	12.09%	9.19%

___________

(A) Interim periods annualized.